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THE COMPANIES ACT 1985                  COMPANY NO.         344332
PRIVATE COMPANY LIMITED BY SHARES       INCORPORATED        2 October 1999

Memorandum
of Association


OF   SPORTS FITNESS & LEISURE LIMITED

1.   The Company's name is "SPORTS FITNESS & LEISURE LIMITED".

2.   The Company's registered office is to be situated in England and Wales.

3.   The Company's objects are:

     (a)  To carry on business as a general commercial company.

     (b) To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of or render more profitable any of the property or rights of the Company.

     (c) To apply for, purchase, register or otherwise acquire and protect and renew, whether in the United Kingdom or elsewhere in any part of the world any patents, patent rights, brevets d'invention, designs, concessions, secret processes, trade marks, licences, and the like and to alter, disclaim, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing or improving any such patents, inventions or rights.

     (d) To purchase, take on lease or in exchange, hire or by any other means acquire and take options over any freehold, leasehold or any other real or personal property and any rights or privileges which the Company may think necessary or convenient for the purpose of its business, or may enhance the value of any other property of the Company.

     (e) To acquire and undertake the whole or any part of the business, goodwill, assets, property, and liabilities of any person or company carrying on or proposing to carry on any business which the Company is authorised to carry on or possessed of property suitable for the purposes of the Company or which can be carried on in conjunction therewith or which is capable of being conducted so as directly or indirectly to benefit the Company.

     (f) To acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, co-operation, joint adventure, union of interest or reciprocal concession with any person or company carrying on or engaged in, or about to carry on or engage in, any business or transaction which is capable of being conducted so as directly or indirectly to benefit the Company.

     (g) To enter into any arrangements with any governments or authorities supreme, local, municipal, or otherwise, or any company or person that may seem conductive to the attainment of the Company's objects, or any of them, and to obtain from any such government or authority any rights, charters, licences, privileges or concessions which the Company may think it desirable to obtain, and to carry out, exercise and comply therewith:

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     (h)  To draw, make, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

     (i) To invest and deal with the moneys of the Company not immediately required in any manner and to hold sell or otherwise deal with any investments made.

     (j) To subscribe for, take, or otherwise acquire, and hold shares, stock, debentures, debenture stock or other securities of any other company.

     (k) To establish or promote any other company or companies for the purpose of acquiring all or any of the property, rights and liabilities of the Company, or for any other purpose which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire all or any part of the shares, debentures or other securities of any such company.

     (l) To advance and lend money or give credit, with or without security to customers and others, to enter into guarantees, contracts, or indemnity or suretyships of all kinds, to receive money on deposit or loans and to become security for any persons, firms or companies.

     (m) To raise or borrow money in such a manner as the Company shall think fit, and to secure the repayment of any such money raised, borrowed or owing by mortgage, lien, charge or other security upon all or any of the property or assets of the Company (whether present or future) including its uncalled capital, and also by a similar mortgage, lien, charge or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

     (n) To pay out of the funds of the Company all or any expenses which the Company may lawfully pay with respect of the promotion, formation and incorporation of the Company or to contract with any person firm or company to pay the same and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares, debentures or other securities of the Company.

     (o) To remunerate any person, firm or company whether by cash payment or by the allotment of shares, debentures or other securities of the Company credited as paid up in full or in part or otherwise.

     (p) To subscribe to or support any charitable object or any institution and to give pensions, bonuses, gratuities or assistance to any person who is serving or has served the Company, whether as a director, employee or otherwise, and his family and dependants; to make payments towards insurance, and to establish form and contribute to provident, superannuation and other similar funds and trusts, associations, clubs, schools, and other institutions for the benefit of any such persons aforesaid.

     (q) To distribute among the members of the Company and property of the Company of any kind or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital of the Company be made except with the sanction for the time being required by law.

     (r) To procure the Company to be registered or recognised in any part of the world.

     (s) To act as agents or brokers and as trustees for any person, firm, or company, and to undertake and perform sub-contracts and also to act in any of the businesses of the Company in any part of the world through or by means of agents, subcontractors or others.

     (t) To improve, develop, manage, grant rights or privileges in respect of, construct, repair, let on lease or otherwise, exchange, mortgage, charge, dispose of, sell, grant licences in respect of, turn to account, grant options in respect of, or otherwise deal with all or any part of the property and rights of the Company both real and personal.

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     (u)  To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions for such consideration as the Company may think fit, and in particular for shares, debentures or securities of any company purchasing the same.

     (v) To do all or any of the matters or things aforesaid in any part of the world and to do such matters or things whether as principals, agents, contractors or otherwise and by or through agents, contractors, or otherwise and either alone or in conjunction with others.

     (w) To do all such other things as may be deemed incidental or conductive to the attainment of the above objects or any of them.

     And is hereby declared that

          (i) The objects specified in each sub-clause shall be regarded as independent objects, and they shall not be limited or restricted, except where otherwise expressed in such sub-clauses, by reference to or inference form the terms of any other sub-clause or the name of the Company, but may be carried out in as full and ample a manner and construed in as wide a sense as if each of the said sub-clauses defined the objects of a separate and distinct company.

          (ii) The word "Company", except where used in reference to this Company, shall be deemed to include any partnership or other body of persons, whether corporate or unincorporated, and whether incorporated, registered, resident or domiciled in the United Kingdom or elsewhere.

4.   The liability of the members is limited.

5. The Company's share capital is (Pounds)1,400 divided into 1,300 Ordinary Shares of (Pounds)1 each and 100 `A' Ordinary Shares of (Pounds)1 each.

I the subscriber to this Memorandum of Association wish to be formed into a Company pursuant to this Memorandum and I agree to take the number of shares shown opposite my respective name.

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NAME AND ADDRESS                             NUMBER OF SHARES TAKEN
OF SUBSCRIBER                                BY SUBSCRIBER
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JEAN BROWN                                   ONE
The Britannia Suite
St James's Buildings
79 Oxford Street
Manchester M1 6FR

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Dated 18 September 1997

Witness to the above signature:

MICHAEL ROBERT SWINBURNE

The Britannia Suite
St James's Buildings
79 Oxford Street
Manchester M1 6FR

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